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                                                                     EXHIBIT 3.4


                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          ALCAN FABRICATION CORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Alcan Fabrication Corporation, a Texas corporation (the "Corporation"), hereby adopts these Articles of Amendment (this "Amendment") to its Articles of Incorporation:

                                    ARTICLE 1

      Article One of the Articles of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                                  "ARTICLE ONE

      The name of the corporation (the "Corporation") is Alcan Aluminum Corporation."

                                    ARTICLE 2

      This Amendment was duly adopted by the sole shareholder of the Corporation on the 19th day of September, 2003.

                                    ARTICLE 3

      Of the 10,000 shares of common stock of the Corporation issued and outstanding, 10,000 such shares voted for and no shares voted against this Amendment.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment as of this 19th day of September, 2003.

                                                 ALCAN FABRICATION CORPORATION

                                                 By: /s/ Charles R. Aley
                                                     ---------------------------
                                                     Charles R. Aley
                                                     Secretary